PLAN OF MERGER

                                       OF

                       EUREKA TELECOMMUNICATIONS II, Inc.
                           (a New Jersey corporation)

                                  WITH AND INTO

                                 NEX-I.COM INC.
                           (a New Jersey corporation)


                               This Plan of Merger (the "Plan of Merger") by and
                     among nex-i.com inc., a New Jersey corporation, and Eureka Telecommunications II, Inc., a New Jersey corporation, pursuant to the provisions of Section 14A:10-1 of the Business Corporation Act of the State of New Jersey shall be effective upon the filing of the Certificate of Merger with the Division of Revenue, Corporate Filing Unit, Office of State Treasurer, State of New Jersey.


           I.        The   name   of   the   merging   corporation   is   Eureka
                     Telecommunications II, Inc., a New Jersey corporation ("Merging Corporation").


           II. The name of the surviving corporation is nex-i.com inc., a New Jersey corporation ("Surviving Corporation").

           III. The terms and conditions of the proposed merger are as follows:

                     a. From and after the effective time of the merger (the "Effective Time"), (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to the Surviving Corporation or the Merging Corporation shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation, as they were of the Surviving Corporation and the Merging Corporation, and (ii) all debts, liabilities, duties and obligations of the Surviving Corporation and the Merging Corporation shall become the debts, liabilities, duties and obligations of the Surviving Corporation and the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, duties and obligations of the Surviving Corporation and the Merging Corporation and neither the rights of creditors nor any liens upon the property of the Surviving Corporation and the Merging Corporation shall be impaired by the Merger, and may be enforced against the Surviving Corporation.

                     b. Each issued and outstanding share of capital stock of the Merging Corporation shall be converted into and exchanged for one fully paid and nonassessable share of common stock of the Surviving Corporation.

                     c. All shares of capital stock of the Surviving Corporation that are owned directly or indirectly by the Surviving Corporation and each share of capital stock issued and held in the Surviving Corporation's treasury shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

                     d.  Each  of  the  issued  and  outstanding  shares  of the
Surviving Corporation's common stock immediately prior to the Effective Time shall be canceled and extinguished and no consideration shall be delivered in exchange therefor and the issued and outstanding shares of the Surviving
Corporation's preferred stock shall be exchanged by Eureka Broadband Corporation, a Delaware corporation and parent of the Merging Corporation ("EurekaGGN") for (i) 2,362,623 shares of unregistered EurekaGGN Series B Cumulative Convertible Preferred Stock, par value $.001 per share, 2,187,352 shares of unregistered EurekaGGN Series C Preferred Stock, par value $.001 per share, and 537,326 shares of unregistered EurekaGGN Series D Cumulative Convertible Preferred Stock, par value $.001 per share (collectively, "EurekaGGN Stock") and (ii) $4,000,000 in convertible promissory notes.

                     e. No fraction of a share of Eureka Stock will be issued. Calculations which result in a fractional share equal to 0.5 or more of a share will be rounded up to the nearest whole share of Eureka Stock and calculations which result in a fractional share equal to 0.49 or less of a share will be rounded down to the nearest whole share of Eureka Stock.

                     f. At the Effective Time, any options or warrants to purchase common stock or preferred stock of the Surviving Corporation which are outstanding and unexercised immediately prior thereto shall be terminated.

                     g. After the Effective Time, each holder of record of any capital stock of Surviving Corporation shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of capital stock of Eureka to which such holder is entitled to pursuant to subsection (d) above.

                     h. From and after the Effective Time, the Certificate of Incorporation and Bylaws of the Surviving Company shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation and Bylaws of the Merging Corporation immediately prior to the Effective Time (except that the name of the Surviving Company will remain unchanged).

                     i. From and after the Effective Time, the directors of the Surviving Corporation shall be the directors of Eureka and shall hold office until their respective successors shall be elected and qualified.